EXHIBIT 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated February 25, 1999 (except as to Note 14 which is dated March 4, 1999) which appears on page F-3 of the annual report on Form 10-KSB of Compu-DAWN, Inc., now known as MyTurn.com, Inc., for the year ended December 31, 1998.


                                                   /s/ Lazar Levine & Felix LLP
                                                   --------------------------
                                                   LAZAR LEVINE & FELIX LLP




New York, New York
September 13, 2000



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